UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 28, 2005

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 ENTERPRISE DRIVE
WEST CHESTER, PA 19380
(Address of Principal Executive Offices, including Zip Code)

(610) 431-9600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     On April 28, 2005 Amkor Technology, Inc. (“Amkor”) reached a settlement with Fujitsu Limited with respect to pending litigation (the “Fujitsu case”) involving allegedly defective epoxy mold compound. As part of a broader settlement agreement among all parties to this matter, Amkor has agreed to pay $40 million in consideration of a release from all claims related to this litigation. Amkor will continue to incur legal expenses in defense of the other pending cases related to the mold compound litigation matter. These other pending cases are more fully discussed in Amkor’s December 31, 2004 Form 10-K.

     As a result of this settlement, Amkor will record a charge of $40 million (with no associated tax benefit) in the Consolidated Statement of Operations for the three months ended March 31, 2005. A copy of the press release related to this settlement is attached to this Form 8-K as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Kenneth T. Joyce
Kenneth T. Joyce
Chief Financial Officer

Date: May 3, 2005

EXHIBIT INDEX:

99.1 Text of Press Release dated April 28, 2005